UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2016
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hudson Pacific Properties, Inc. (the “Company”) adopted the 2016 Outperformance Program (OPP) under our 2010 Incentive Award Plan. The OPP authorizes grants of incentive awards linked to our absolute and relative total shareholder return (TSR) over the performance period beginning on January 1, 2016 and ending on the earlier to occur of December 31, 2018 or the date on which we experience a change in control. Each OPP award confers a percentage participation right in a dollar-denominated bonus pool that is settled in either Company common stock (“Common Stock”) or Performance Units of Hudson Pacific Properties, L.P. (the “Operating Partnership”), as well as certain dividend equivalent or distribution rights.
Upon adoption of the OPP, the Compensation Committee granted Victor J. Coleman, Mark T. Lammas, Christopher Barton, Alex Vouvalides and Dale Shimoda, each of whom is a named executive officer, OPP awards of 21.43%, 11.43%, 7.14%, 9.14% and 4.29%, respectively. The awards for Messrs. Coleman, Lammas, Barton and Vouvalides were granted in the form of Performance Units, and the award granted to Mr. Shimoda will be settled in Common Stock.
General Description of Performance Units
Performance Units may be issued to eligible participants for the performance of services to or for the benefit of the Operating Partnership. Performance Units that have not vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in the Operating Partnership (“Common Units”), which equal the per-share distributions on the Common Stock.
Initially, Performance Units do not have full parity with Common Units with respect to liquidating distributions. If such parity is reached, vested Performance Units may be converted into an equal number of Common Units at any time thereafter, and, upon conversion, enjoy all the rights of Common Units. Common Units are redeemable for cash based on the fair market value of an equivalent number of shares of Common Stock, or, at the election of the Company, an equal number of shares of Common Stock, each subject to adjustment in the event of stock splits, specified extraordinary distributions or similar events.
A partner’s initial capital account balance is equal to the amount the partner paid (or contributed) to the Operating Partnership for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the Operating Partnership. Because a holder of Performance Units generally will not pay for such units, the initial capital account balance attributable to such units will be zero. However, the Operating Partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the Fourth Amended and Restated Limited Partnership Agreement (as may be amended from time to time, the “Partnership Agreement”), subject to applicable Treasury Regulations. The Partnership Agreement provides that holders of Performance Units generally will receive special allocations of gain in the event of an actual sale or “hypothetical sale” of assets of the Operating Partnership ahead of the allocation of gain to the Company or other limited partners with respect to their Common Units. The amount of such allocation will, to the extent of any such gain, be equal to the difference between the capital account balance of a holder of Performance Units attributable to such units and the Company’s capital account balance attributable to an equivalent number of Common Units. If and when such gain allocation is fully made, a holder of Performance Units will have achieved full parity with holders of Common Units. To the extent that, upon an actual sale or a “hypothetical sale” of the Operating Partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to Performance Units, or if such actual sale or “hypothetical sale” does not occur, such units will not achieve parity with Common Units. In order to achieve full parity with Common Units, Performance Units must be fully vested and the holder’s capital account balance in respect of each such Performance Unit must be equal to the per-unit capital account balance with respect to the Common Units owned, directly and indirectly, by the Company.
The term “hypothetical sale” refers to circumstances that are not actual sales of the Operating Partnership’s assets but that require certain book adjustments to the value of the Operating Partnership’s assets and the partners’ capital account balances. Specifically, the Partnership Agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the Operating Partnership will adjust the book value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the Partnership Agreement, as if the Operating Partnership sold its assets for an amount equal to their value. Times for making such adjustments generally include the liquidation of the Operating Partnership, the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the Operating Partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the Operating Partnership, or in connection with the grant of an interest in the Operating Partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Operating Partnership (including the grant of a Performance Unit).
2016 OPP
Under the OPP, a bonus pool of up to (but not exceeding) $17.5 million will be determined at the end of the performance period as the sum of: (i) 3% of the amount by which our TSR during the performance period exceeds 9% simple annual TSR (the absolute TSR component), plus (ii) 3% of the amount by which our TSR performance exceeds that of the SNL Equity REIT Index (on a percentage basis) over the performance period (the relative TSR component), except that the relative TSR component will be reduced on a linear basis from 100% to 0% for absolute TSR performance ranging from 7% to 0% simple annual TSR over the performance period. In addition, the relative TSR component may be a negative value equal to 3% of the amount by which we underperform the SNL Equity REIT Index by more than 3% per year during the performance period (if any). The target bonus pool is equal to $3.674 million, which would be attained if the Company achieves during the performance period (i) a TSR is equal to that of the SNL Equity REIT Index and (ii) a 10% simple annual TSR.
At the end of the three-year performance period, named executive officers who remain employed with us will performance-vest in a number of Performance Units based on their percentage interest in the bonus pool (and determined based on the value of the Common Stock at the end of the performance period); however, Mr. Shimoda will be paid his percentage interest in the bonus pool as stock awards. Half of the Performance Units that performance-vest will vest in full on the last day of the performance period, and the remaining half will vest in equal installments over the two years immediately following the performance period (based on continued employment). Half of Mr. Shimoda’s bonus pool interest will be paid in fully vested shares of Common Stock and the other half will be paid in restricted stock units (RSUs) that vest in equal annual installments over the two years immediately following the performance period (based on continued employment) and carry tandem dividend equivalent rights. However, if the performance period is terminated prior to December 31, 2018 in connection with a change in control, OPP awards will be paid entirely in fully vested Performance Units or Common Stock (as applicable) immediately prior to the change in control.
In addition to these Performance Units or share/RSU payments, each OPP award entitles its holder to a cash payment equal to the aggregate distributions or dividends that would have been paid during the performance period on the total number of Performance Units that performance-vest, or the total number of shares and RSUs that ultimately are issued or granted in respect of such OPP award, had such Performance Units or shares/RSUs been outstanding throughout the performance period. For OPP participants who are granted Performance Units, the cash payment will be reduced by the aggregate amount of the distributions received during the performance period on the total number of Performance Units granted.
If a participant’s employment is terminated without “cause,” for “good reason” or due to the participant’s death or disability during the performance period (referred to as qualifying terminations), the participant will be paid his or her OPP award at the end of the performance period entirely in fully vested Performance Units or shares of Common Stock, as applicable (except for the performance period distribution/dividend equivalent, which will be paid in cash at the end of the performance period). Any such payment will be pro-rated in the case of a termination without “cause” or for “good reason” by reference to the participant’s period of employment during the performance period. If we experience a change in control or a participant experiences a qualifying termination of employment, in either case, after December 31, 2018, any unvested Performance Units or RSUs that remain outstanding will accelerate and vest in full upon such event.
The foregoing description of terms of the 2016 Outperformance Program is qualified in its entirety by reference to the text of the 2016 Outperformance Award Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	2016 Outperformance Award Agreement.
10.2	2016 Outperformance Program OPP Unit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
	By:	/s/ Mark T. Lammas
March 21, 2016		Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
10.1	2016 Outperformance Award Agreement.
10.2	2016 Outperformance Program OPP Unit Agreement.